UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL SEAWAYS, INC.

(Exact name of registrant as specified in its charter)

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Senior Notes due June 30, 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-224313

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the 8.50% Senior Notes due 2023 of International Seaways, Inc. (the “Registrant”) is set forth under the caption “Description of Debt Securities” in the prospectus, dated May 14, 2018 (the “Base Prospectus”), as supplemented by the information set forth under the caption “Description of Notes” in the prospectus supplement, dated May 23, 2018 (together with the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-224313), filed with the SEC with effective date of May 21, 2018. Such description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
4.1	Base Indenture, dated as of May 31, 2018, between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2018).
4.2	First Supplemental Indenture, dated as of May 31, 2018, between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 31, 2018).
4.3	Form of Global Note (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

International Seaways, Inc.

Date: May 31, 2018	By:	/s/ James D. Small III
	Name:	James D. Small III
	Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

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